Exhibit 10.2

*Certain confidential portions of this exhibit have been omitted and replaced with “[***]” pursuant to Regulation S-K, Item 601(b)(10). Such identified information has been excluded from this exhibit because it is (i) not material, and (ii) the type of information that the registrant treats as private and confidential.

Plan Summary

Sam Alkharrat

Region:	Americas
Title:	Chief Revenue Officer
Payment Currency:	USD
Prorated Target Incentives:	255,205.00 USD
Manager:	Stephen Holdridge
SIP Currency:	USD
Target Incentives:	450,000.00 USD

Quota	Year
Sales PEPM ACV	[***] USD

Plan Objective

The purpose of a Sales Incentive Plan is to reward participants for delivering high-margin SaaS revenue through relationships with new clients and expanding relationships with our existing customers, while striving to exceed both Ceridian and personal goals and objectives.

Quota

Quota Type: Rollup

Quota is set by sales management based on account and territory assignment, segment and market assignment, and business objectives. Quota will retire based on the Closed Won and booked value of Salesforce Opportunities that are credited to the employee. Attainment of Quota will occur at the time of sale (unless otherwise stated above) but will be reduced by Quota elements that cancel in the current year or are otherwise not "earned" as defined by the Global Sales Policy. The currency used to calculate quota attainment and variable incentives is based on the currency where the employee resides, not the currency of the sale itself. Quota attainment will influence the commission rate and potential accelerator(s), if eligible. Quota may be prorated pending an employee's start date in the eligible role or otherwise when the employee is Active. Please refer to the Global Sales Policy for more information related to quota crediting and rules of engagement.

Period	Sales PEPM ACV (USD)
YEAR- 2023	[***]
QTR- 1- 2023	0
JAN- 2023	0
FEB- 2023	0
MAR- 2023	0
QTR-2- 2023	0
APR- 2023	0
MAY- 2023	0
JUN- 2023	0
QTR-3- 2023	[***]
JUL- 2023	[***]
AUG- 2023	[***]
SEP- 2023	[***]
QTR- 4- 2023	[***]
OCT- 2023	[***]
NOV-2023	[***]
DEC-2023	[***]

Sales PEPM ACV Attainment Component (100%)

Payout Frequency:

Annual

Quota Criteria:

Sales PEPM ACV

Payout Determinations:

The employee will receive the Target Incentive Multipliers shown below based on quota achievement during the year. The Quota Attainment Incentive Multiplier is determined based on the cumulative annual attainment achieved within each Quota Attainment Range and will be paid at the Effective Target Incentive Multiplier as detailed in the chart below.

Sales PEPM ACV Quota Attainment Range Rate

up to 100% [***]%

100.01% - 104.99% [***]%

105.00% - 109.99% [***]%

110.00% - 114.99% [***]%

115.00% + [***]%

Note:

All quotas and Target Incentives are in USD and will be converted to local currency for commission payment. Business deals closed prior to 2023, Incentive will be paid in accordance with the provisions of the 2022 Global Sales Policy, 2022 Terms and Conditions and your 2022 SIP. Spiffs are not included as part of the Sales Incentive Plan AND rather ARE SEPARATE incentivized plans which may be offered/amended/retracted in Ceridian’s sole discretion. The actual Incentive payout is subject to the Global Sales Policy, your individual SIP and the applicable Terms and Conditions and will be communicated via an Incentive Plan Statement.

Opportunity/Sales Type Defined

(1) Existing Powerpay customer migrating to Powerpay platform or Insync customer to Insync platforms are paid on Net Value.

(2) Any bundle change or add on swap will be paid out based on the net PEPM awarded on all prior contracted DF modules, regardless of which modules are live.

Product Category Defined

Terms Defined

Incentive Rate Adjustments:

•
Third party referrals will be paid based on the employee's on target quota incentive rate. Incentive rate will be applied to 12 months of revenue share from the 3rd party if in eligible role.

Quota Attainment:

•
Attainment of Quota will occur at the time of sale (unless otherwise stated above) but will be reduced by Quota elements that cancel in the current year or are otherwise not "earned" as defined by the Global Sales Policy.
•
The currency used to calculate quota attainment and variable incentives is based on the currency where the employee resides, not the currency in which the deal was sold in.

Current Year Cancels:

•
Defined as a deal contract line item that was sold in 2023 and subsequently cancels in 2023, prior to earning.
•
Deal cancellations sold in the current year will be recovered at the employee's incentive rate in effect at the time of the sale. Quota attainment will also be reduced to account for the cancellation.

Prior Year Cancels:

•
Defined as a deal contract line item that was sold in a prior year and cancels, prior to earning.
•
The recovered amount will be based on the rate that was paid to the employee at the time of the sale.

Realization Adjustments:

•
Ceridian reserves the right to withhold, reduce or recover variable incentive paid, but not yet earned, based on billing realization.
•
While incentive compensation is paid based on the detail in each individual’s Sales Incentive Plan document, certain elements are considered an advance until they are earned as more specifically defined in the Global Sales Policy.
•
For the Quota Attainment Incentive Plan Component, the incentive payments will be earned at the one-year anniversary of the first billing event for the respective product category. All other incentive plan elements, such as Retention are earned at the time of payment.

Payment Timing:

•
100% of incentive payment will usually be paid in the month after the order is booked using the following formula: Booked Quota Attainment x Effective Incentive Rate. This is considered an advance until earned, as defined in the 2023 Global Sales Policy.
•
Any opportunities and/or contracts equal to or more than $[***]USD PEPM ACV will be subject to 'Mega Deal' payment guidelines and reviewed for compensation purposes. For opportunities and/or contracts that meet this criterion, the crediting and payments for Account Executives are as follows: Full quota credit will be applied when the ACV is booked and included for President's Circle for all performance reporting in that year/quarter; the first [***]% of the commission will be paid based on standard payment schedule; the remaining [***]% will be paid at the 12 month anniversary of the contract date. In order to be compensated on the remaining [***]%, the expectation is that the Account Executive performs post-closing duties, including but not limited to: remaining active and engaged with the customer including proper project governance is in place; collaborating across internal functions to support the customer; ensuring active Account Plan in place.
•
For opportunities with PEPM at Provisioning contracting terms, (excluding those that qualify as Mega Delas as defined in the Global Sales Policies Section 6.6) if the Subscription Start date is NOT at least 60 days prior to go-live (60 day is the assumed start of the parallel testing), the commissions and quota credit will be applied as below*:
o
Full quota credit will be applied on the effective date of the deal and included for President's Circle and all performance reporting in that year/quarter.
o
First [***]% of the commission will be paid based on booking.
o
Remaining [***]% will be paid on Subscription Start Date.

Currency Exchange Rate

Below are the currency exchange rates that will be used when converting PEPM booked. PEPM is booked in USD and converted to the employee's country based on the rates from this table.

Currency Exchange Rates:

Payment Schedule

2023 Commission Pay Date

Global Sales Policy

2023 Global Sales Policy

Sales Incentive Plan Terms and Conditions

Ceridian HCM Holding Inc. and its direct or indirect subsidiaries (collectively, “Ceridian HCM”) has established its 2023 Sales Incentive Plan, consisting of (1) these Terms and Conditions, (2) the accompanying personalized Employee 2023 Sales Incentive Compensation Plan document (the “IP Terms”), and (3) the Ceridian Global Sales Policy (the “Sales Policy”), all as amended from time to time, all of which are incorporated by reference and all which together constitute the 2023 Sales Incentive Plan (collectively, the "Plan"). The Plan sets forth the terms and conditions under which the employee named in the IP Terms (the “Employee”) could receive incentive payments from Ceridian HCM, subject to several criteria being met. The Plan is effective from January 1, 2023, through December 31, 2023, and replaces any sales incentive compensation plan between the Employee and Ceridian HCM, whether or not previously signed. In accordance with applicable law, the Plan supersedes and replaces all prior verbal or written communications, promises, or other representations relating to any incentive, variable or other similar contingency-based compensation.

In order to receive the incentive outlined in the Plan, Ceridian HCM must receive the Employee's acceptance of the Plan. By accepting the Plan, the Employee acknowledges that the Employee has carefully read and understood the Plan (including, without limitation, these Terms and Conditions, the Employee’s IP Terms and the Sales Policy) and accepts and agrees to all of such terms.

The Plan is not a guarantee of future or continued employment and merely sets forth the terms and conditions applicable to the component of the Employee’s compensation commonly referred to as variable or incentive compensation ("IP"). Nothing in the Plan changes the Employee’s base/fixed salary or any other term or condition governing Ceridian HCM’s relationship with the Employee, which will continue to be governed by local regulations, laws, employment agreements/terms of engagement, internal policies/work rules, as applicable. The Plan is considered to be proprietary information of Ceridian HCM and is deemed confidential.

GENERAL TERMS AND CONDITIONS

•
The Employee's potential IP is outlined in the accompanying personalized IP Terms. The Employee agrees and understands that the IP is not a guaranteed payment and that receipt of payment under the Plan is contingent on meeting the established criteria for the applicable time period as set forth in the Plan. The Employee's base/fixed salary (together with any provisions to which the Employee is entitled under the general terms of his/her employment with Ceridian HCM) shall be considered full and exclusive compensation payable by Ceridian HCM for any services performed by Employee.
•
No change to the IP Terms, nor any other arrangement or agreement with respect to variable, incentive, conditional or similar compensation or bonuses payable to the Employee is effective unless authorized in writing by Ceridian HCM’s most senior sales leader (the Chief Revenue Officer or equivalent).
•
Even if all criteria for the payment of the IP are met, Ceridian HCM may at any time, adjust, discontinue, or decide not to pay the IP where, in the sole and absolute discretion of Ceridian HCM, business conditions are such that it is necessary not to make such changes or terminate the Plan, as applicable. Ceridian HCM will inform Employees of those changes as soon as reasonably possible.
•
In accordance with applicable law, Ceridian HCM reserves the right to withhold, reduce or recover as an off-set, any IP payments which Ceridian HCM determines, in its sole and absolute discretion, not to be owing and/or properly paid or payable under the terms of the Plan, including without limitation, the following: (1) an overpayment, whether made by error, resulting from an audit of Annual Contract Value (“ACV”) to realized revenue, or otherwise; (2) situations where the Employee, Sales Leader or other Ceridian HCM Employee involved in a sale has misrepresented details of the products sold to the customer or caused the customer to purchase products that were not required and/or later returned; (3) the Employee's failure to return to Ceridian HCM all computers, software, documents received or generated by Ceridian HCM or the Employee during the Employee's employment, other Ceridian HCM property of any nature or kind; (4) a breach by the Employee of any other material term of his/her/their general agreement of employment with Ceridian HCM, including without limitation a breach of Ceridian HCM’s Code of Conduct; or (5) failure by the Employee to meet any of the terms and conditions of the IP Terms and/or the Sales Policy.
•
The determination of IP payments owing under the Plan shall be made by Ceridian HCM’s executive management team, which may be based on input from a committee established by Ceridian HCM to review issues relating to IP Terms or the Plan (the “Sales Compensation Committee”), which Sales Compensation Committee may or may not be comprised of employees and/or management of Ceridian HCM. Any payment issues or discrepancies will be resolved and approved by the Sales Compensation Committee without further avenue of appeal.
•
Unless otherwise prohibited by country-specific employment law: (1) if the Employee is located in the United States, the laws of the State of Minnesota, U.S.A. govern this Plan (without regard to conflict of law principles), and any dispute regarding the Plan will be exclusively venued in Minnesota State District Court; and (2) if the Employee is located in Canada, the laws of the Province of Ontario, Canada govern this Plan (without regard to conflict of law principles), and any dispute regarding the Plan will be exclusively venued in the Superior Court of Ontario. (3) if the Employee is located in Australia, New Zealand, Germany, India, Singapore, China, Malaysia, Thailand, Vietnam, Mexico, Japan, Germany or Philippines this plan is governed by the law applicable in the state or territory in which the employee is located and the parties irrevocably and unconditionally submit to the exclusive jurisdiction of the courts of that state or territory. (4) if the Employee is located in the United Kingdom, Scots law governs this Plan (without regard to conflict of law principles), and the Scottish courts will have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with the Plan or its subject matter or formation (including non-contractual disputes or claims) (5) if the Employee is located elsewhere the laws of the country/state and /or province governing his/her employment agreement with Ceridian will govern the terms of this Plan.
•
IP payments are based on work performed from January 1, 2023, through December 31, 2023.
•
In accordance with applicable law, the Employee is eligible for IP payments as calculated through his/her/their last day of employment with Ceridian HCM in an eligible role. If the Employee is absent from work on an approved leave but still considered an active Ceridian HCM employee (including without limitation, under any Ceridian HCM policy with respect to short term/long term disability, sickness, family/parental leave, or similar policy or applicable law), Ceridian HCM will be entitled to pro rate the amount of the IP payment to reflect such period of absence in accordance with Ceridian Sales Leave of Absence policy in place from time to time.
•
If the IP criteria are met for an applicable time period, the corresponding eligible incentive amount will be paid (less applicable taxes) according to the payment timing described in the IP Terms.
•
The target incentive amount reflected in the IP Terms is representative as of January 1, 2023. Any change to this target amount or change in Employee’s full-time employment throughout the fiscal year will be prorated and included in any payment calculation.

•
No delay or indulgence by Ceridian HCM at any time to enforce any of the provisions of the Plan, or any right with respect thereto shall be construed as a waiver of such provision or right, nor shall it prejudice or restrict the rights of Ceridian HCM. Any waiver of Ceridian HCM’s rights will not operate as a waiver of any subsequent breach.
•
The Plan may be signed in counterparts, including by way of facsimile or .pdf transmission, or by electronic signature or electronic acceptance or confirmation, with the same effect as if both parties had signed the same document. A facsimile, pdf or electronic copy or acceptance shall be considered prima facie evidence of the information contained therein.
•
The Parties have expressly requested that the Plan be drawn up in the English language. Les parties aux présentes ont expressément requis que cette convention soit rédigée en anglais.

SIGNATURE ("Consent")

Ceridian HCM has approved and authorized the Plan, including these terms and conditions, the personalized Employee 2023 Sales Incentive Compensation Plan document and the Ceridian Global Sales Policy, which authorization includes applicable required executions. I hereby acknowledge having read and understood all terms of the Plan (including without limitation, these terms and conditions, my personalized Employee 2023 Sales Incentive Compensation Plan document and the Ceridian Global Sales Policy), all of which form an integral part of the Plan, such acknowledgement being conclusively evidenced by my electronic signature. I further acknowledge and agree that this Plan may be signed by me electronically. By electronically signing the Plan, I further agree that:

1.
Ceridian HCM may provide me the Plan in electronic form via email, Ceridian HCM secure portals or Sharepoint sites, or other electronic means, in lieu of any paper copies.
2.
I will have an opportunity before signing the Plan, to review my personalized Employee 2023 Sales Incentive Compensation Plan document and the Ceridian Global Sales Policy and retain printed copies for my personal records.
3.
When I sign the Plan electronically, my electronic signature will be binding.

Modalités du programme incitatif de rémunération des ventes pour 2023.

Ceridian HCM Holding Inc., de même que ses filiales directes et indirectes (collectivement, « Ceridian HCM »), a établi son Programme incitatif de rémunération des ventes pour 2023, lequel consiste en ce qui suit : 1) les présentes modalités; 2) le document personnalisé du Programme incitatif de rémunération des ventes de 2023 de l’employé (les « Conditions du programme »); 3) la Politique mondiale des ventes de Ceridian (la « Politique des ventes »), avec toutes leurs modifications successives, le tout incorporé par renvoi et constituant le Programme incitatif de rémunération des ventes pour 2023 (collectivement, le « Programme »). Le Programme établit les différentes modalités selon lesquelles l’employé visé par les Conditions du programme (l’« employé ») pourrait recevoir une prime de rendement de Ceridian HCM s’il remplit uncertain nombre de critères. Le Programme est en vigueur du 1er janvier au 31 décembre 2023 et remplace tout autre programme incitatif de rémunération des ventes offert par Ceridian HCM à l’employé, signé ou non. Conformément aux lois applicables, le Programme annule et remplace toute communication, promesse ou autre déclaration verbale ou écrite antérieure relative à toute rémunération incitative, variable ou conditionnelle.

Afin de recevoir la prime prévue par le Programme, l’employé doit signifier à Ceridian HCM qu’il accepte le Programme. Ce faisant, l’employé reconnaît qu’il a lu attentivement le Programme et qu’il le comprend (y compris les conditions générales, les Conditions du programme, ainsi que la Politique des ventes), et qu’il en accepte toutes les dispositions.

Le Programme ne garantit pas l’emploi actuel ou futur de l’employé, mais établit seulement les conditions qui s’appliquent à la partie de sa rémunération que l’on appelle communément la rémunération variable ou la prime de rendement (« prime de rendement »). Le Programme n’a pas pour effet de modifier le salaire de base ou fixe de l’employé, ni aucune autre condition touchant sa relation avec Ceridian HCM, qui continue d’être soumise aux lois et règlements applicables dans son lieu de travail ainsi qu’à tout contrat de travail écrit, le cas échéant. Le Programme contient de l’information exclusive à Ceridian HCM et est considéré comme confidentiel entre l’employé et Ceridian HCM, bien que l’employé soit autorisé à en divulguer au besoin les conditions à son conseiller financier ou à autre professionnel similaire, à la condition de l’aviser de la nature confidentielle du Programme.

CONDITIONS GÉNÉRALES

•
Le montant de la prime de rendement potentielle de l’employé est indiqué dans les Conditions du programme personnalisé de l’employé. Celui-ci reconnaît et accepte que la prime de rendement n’est pas un paiement garanti et que pour la recevoir, il doit remplir les conditions fixées durant la période applicable établie dans le Programme. Le salaire de base ou fixe de l’employé (ainsi que tout autre avantage auquel il a droit en vertu de ses conditions de travail générales à Ceridian HCM) sera considéré comme étant la rémunération complète et exclusive que Ceridian HCM doit lui verser pour l’ensemble des services qu’il rend.
•
Aucune modification aux Conditions du programme, ni aucune entente relative à une rémunération variable, incitative, conditionnelle ou fondée sur le rendement payable à l’employé n’a d’effet à moins d’être autorisées par écrit par le chef des ventes de Ceridian HCM ayant le plus d’ancienneté (le chef de l’optimisation des revenus ou équivalent).

•
Même si toutes les conditions requises pour le versement de la prime de rendement sont remplies, Ceridian HCM peut en tout temps modifier, cesser de verser ou décider de ne pas verser la prime de rendement lorsqu’elle juge, à son gré exclusif, que les conditions du marché sont telles qu’il soit nécessaire d’apporter ces modifications ou de mettre fin au Programme, le cas échéant. Ceridian HCM s’engage à informer les employés de ces changements dans les meilleurs délais.
•
Conformément aux lois applicables, Ceridian HCM se réserve le droit de retenir, de réduire ou de recouvrer à titre compensatoire tout versement de prime de rendement qu’elle juge, à son gré exclusif, ne pas être due, payable ou dûment versée aux termes du Programme, y compris sans restriction ce qui suit : 1) tout montant versé en trop, qu’il s’agisse d’une erreur, du résultat d’un audit de la valeur des commandes clients par rapport au gain réalisé ou autre; 2) une situation où l’employé, le chef des ventes ou un autre employé de Ceridian HCM en cause dans une vente a mal expliqué les détails relatifs à un produit vendu au client ou fait en sorte que celui-ci achète un produit non requis ou retourné par la suite; 3) l’employé a omis de rendre à Ceridian HCM le matériel informatique, les logiciels ou les documents qu’il a reçus ou provenant de Ceridian HCM ou de l’employé alors qu’il était à son service, ou tout autre bien de quelque nature appartenant à Ceridian HCM; 4) l’employé a violé une disposition importante de son contrat de travail général avec Ceridian HCM, y compris tout manquement au Code de conduite de Ceridian HCM; 5) l’employé n’a pas respecté les conditions du Programme ou la Politique des ventes.
•
Les montants de prime de rendement devant être versés aux termes du Programme seront déterminés par l’équipe de direction de Ceridian HCM, qui pourra s’appuyer sur les recommandations d’un comité mis sur pied pour examiner les questions relatives aux Conditions du programme ou au Programme (le « Comité de rémunération des ventes »), lequel peut comprendre ou ne pas comprendre des employés ou des membres de la direction de Ceridian HCM. Tout conflit ou différend relatif aux paiements sera résolu et approuvé par le Comité de rémunération des ventes sans aucune autre voie de recours.
•
Sauf si le droit du travail du pays l’interdit, le Programme sera régi : 1) par les lois de l’État du Minnesota (États-Unis), et tout différend touchant le Programme relèvera exclusivement de la compétence de la Cour de District de l’État du Minnesota, dans le cas des employés se trouvant aux États-Unis; 2) par les lois de la province de l’Ontario (Canada), et tout différend touchant le Programme relèvera exclusivement de la compétence de la Cour supérieure de l’Ontario, dans le cas des employés se trouvant au Canada. 3) si l’employé se trouve en Australie, en Nouvelle-Zélande, en Allemagne, en Inde, en Chine, en Malaisie, ou aux Philippines, la loi applicable de l’État ou du territoire dans lequel l’employé se trouve régira le Programme et les parties se soumettront irrévocablement et inconditionnellement à la compétence exclusive des tribunaux de cet État ou ce territoire. 4) si l’employé se trouve au Royaume-Uni, le droit écossais régira le Programme.
•
(sans égard aux principes de conflit de lois), et le règlement de litiges ou de réclamations découlant du Programme, de son objet ou de sa formation, ou y étant lié (y compris les litiges ou les réclamations de nature non contractuelle) relèvera exclusivement de la compétence des tribunaux écossais; 5) si l’employé se trouve ailleurs, les lois du pays, de l’État ou de la province s’appliquant à son contrat de travail régiront les conditions du Programme.
•
Les versements de primes de rendement sont fondés sur le travail effectué entre le 1er janvier et le 31 décembre 2023.
•
Conformément aux lois applicables, l’employé est admissible à un versement de prime de rendement calculé en date de son dernier jour de travail ouvrant droit à la prime de rendement à Ceridian HCM. Si l’employé est absent du travail en raison d’un congé autorisé, mais qu’il est toujours considéré comme un employé actif de Ceridian HCM (y compris sans restriction en vertu de toute politique de Ceridian HCM touchant les congés d’invalidité de courte durée ou de longue durée, les congés de maladie, les congés familiaux ou parentaux ou autre politique similaire ou loi applicable), Ceridian HCM pourra calculer le montant de la prime de rendement au prorata des jours travaillés pour tenir compte de cette période d’absence conformément à la politique des ventes de Ceridian relative aux congés établie.
•
Si les conditions requises pour recevoir la prime de rendement sont remplies pour la période visée, le montant de la prime correspondante sera versé (moins les impôts applicables) conformément aux modalités de paiement des Conditions du programme.
•
Le montant cible de la prime indiqué dans les Conditions du programme est représentatif en date du 1er janvier 2023. Toute modification de ce montant ou tout changement touchant l’affectation à plein temps de l’employé pendant l’exercice sera calculé au prorata et inclus dans le calcul du montant à verser.
•
Aucun retard ou laxisme de l’une ou l’autre des parties à tout moment dans l’application de toute disposition de l’Entente ou d’un droit à l’égard de celle-ci ne sera interprété comme une renonciation à cette disposition ou à ce droit et il ne portera pas préjudice à cette partie ni ne restreindra ses droits. Aucune renonciation de la part de Ceridian HCM à intervenir dans le cas d’une violation de ses droits ne constituera une telle renonciation dans le cas d’une violation subséquente.
•
Le document du Programme peut être signé en plusieurs copies, y compris les télécopies ou les fichiers PDF, ou par signature électronique ou accusé de réception électronique, avec le même effet que si les deux parties avaient signé le même document. Les télécopies, fichiers PDF ou accusés de réception électroniques sont considérés comme étant une preuve prima facie de l’information qui s’y trouve.

•
The Parties have expressly requested that the Plan be drawn up in the English language. Les parties aux présentes ont expressément requis que cette convention soit rédigée en anglais.

SIGNATURE (« Consentement »)

Ceridian HCM a approuvé et autorisé le Programme, y compris les présentes modalités, le document personnalisé du Programme incitatif de rémunération des ventes de 2023 de l’employé et la Politique mondiale des ventes de Ceridian, laquelle autorisation inclut les signatures applicables requises. Je reconnais par les présentes avoir lu et compris toutes les conditions du Programme (y compris sans restriction les présentes modalités, mon document personnalisé du Programme incitatif de rémunération des ventes de 2023 de l’employé ainsi que la Politique mondiale des ventes de Ceridian), le tout faisant partie intégrante du Programme, cette reconnaissance étant attestée par ma signature électronique. Je reconnais et conviens également que je peux signer la présente convention par une signature électronique. Ce faisant, je conviens également que :

1.
Ceridian HCM peut me transmettre le document du Programme sous forme électronique par courriel, par le portail sécurisé de Ceridian HCM ou par le site SharePoint, ou par tout autre moyen électronique, plutôt que par copie papier.
2.
Avant de souscrire au Programme, j’aurai la possibilité d’examiner mon document personnalisé du Programme incitatif de rémunération des ventes de 2023 de l’employé ainsi que la Politique mondiale des ventes de Ceridian et d’en conserver des copies imprimées pour mes dossiers personnels.
3.
Ma signature électronique aura force exécutoire.

Signature

Approval by: Manager & Person

/s/ Stephen Holdridge

Name: Stephen Holdridge

Title: President, Customer and Revenue Operations

/s/ Sam Alkharrat

Name: Sam Alkharrat

Title: Chief Revenue Officer